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                     Consent of Independent Auditors


 We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-31270) pertaining to the UNUM Employees Retirement Savings Plan and Trust of UNUM Corporation and in the related Prospectus of our report dated May 28, 1993, with respect to the financial statements of the UNUM Employees REtirement Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1993.


 /s/ Ernst & Young
 Boston, Massachusetts
 June 24, 1994